       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998
                           REGISTRATION NO. 333-31163
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                 ON FORM S-3 TO
                             REGISTRATION STATEMENT
                               ON FORM S-1 UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 ENAMELON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      2834
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   13-3669775
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

               15 KIMBALL AVENUE, YONKERS, NY 10704(914) 237-1308
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
            DR. STEVEN R. FOX, CHAIRMAN OF THE BOARD, ENAMELON, INC.
              15 KIMBALL AVENUE, YONKERS, NY 10704  (914) 237-1308
(NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                               JACK BECKER, ESQ.
                            SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, NEW YORK 10158
                              TEL: (212) 687-3860
                              FAX: (212) 949-7052

                           ------------------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. / /

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than secuities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                      SUBJECT TO COMPLETION, APRIL 14, 1998

                                   PROSPECTUS

                                 ENAMELON, INC.

                         628,400 SHARES OF COMMON STOCK


  This Prospectus pertains to up to 628,400 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of Enamelon, Inc., a Delaware corporation (the "Company"), that may be sold by the Selling Stockholders named herein (the "Selling Stockholders"). See "Selling Stockholders."

  The Shares are a portion of the 1,200,000 shares sold to accredited investors in June 1997 pursuant to a private offering (the "June 1997 Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Of the 1,200,000 shares sold in the June 1997 Offering, 1,080,000 were sold by the Company and 120,000 shares were sold by Dr. Steven R. Fox, Chief Executive Officer of the Company. The Shares are those shares that were purchased in the June 1997 Offering but not previously sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The registration of the Shares offered hereby is being effected pursuant to registration rights granted by the Company to the Selling Stockholders and, in accordance with the terms of such rights, the Company will bear the expense of such registration, except that the Selling Stockholders will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of their Securities and their respective legal expenses.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Commencing on the effective date of this Prospectus, the Shares may be sold, from time to time, by the Selling Stockholders directly to purchasers or, alternatively, may be offered through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchasers of the Shares. Sales of the Shares may be made on the Nasdaq Stock Market National Market System ("NASDAQ"), in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

  Any brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of such shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. The sale of the Shares by the Selling Stockholders is subject to the prospectus delivery and other requirements of the Securities Act. See "Plan of Distribution."

                                 _____________

  THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                 _____________



                 THE DATE OF THIS PROSPECTUS IS APRIL    , 1998

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W. Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

  The Company has filed with the Commission a Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 under the Securities Act with respect to the securities offered hereby via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") and may be found on the Commission's web site at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits thereto or incorporated therein by reference. The Registration Statement, including such exhibits, may be inspected without charge at the public reference facilities maintained by the Commission and at the Commission's regional offices at the addresses stated above. Copies of these documents may be obtained, at prescribed rates, by writing to the Commission's Public Reference Section at its office set forth above.

                     INFORMATION INCORPORATED BY REFERENCE

  The following documents filed with the Commission are incorporated into this Prospectus by reference:

        (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 ("Form 10-KSB").

        (2)  The Company's Proxy Statement dated April 17, 1997.

        (3)  The Company's Current Report on Form 8-K dated as of April 6, 1998.

        (4) The description of the Company's Common Shares contained in the Company's registration statement on Form 8-A (File No. 0-21595), dated October 21, 1996, filed pursuant to Section 12(g) of the Exchange Act.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company furnishes its stockholders with annual reports which contain financial statements audited by its independent certified public accounts and such other interim reports containing unaudited financial information as it deems appropriate.

  The Company will provide without charge to each person who receives this Prospectus, upon written request a copy of any information that is incorporated by reference, in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be directed to the following address:

                                 ENAMELON, INC.
                               758 Route 18 North
                                   Suite 102
                           New Brunswick, N.J. 08816
                       Attention: Chief Financial Officer

  Enamelon(TM) is a trademark of the Company. Certain other trademarks of the Company and other companies, including ENAMELINE(TM), Crest(R), Colgate(R), Aquafresh(R), Mentadent(R), Arm & Hammer Dental Care(R) and Sensodyne(R), are used in this Prospectus.

                               BUSINESS SUMMARY

  The Company is focused on developing and marketing over-the-counter oral care products that help stop cavities before they begin. The Company's products are based on proprietary formulations and technologies that have been shown in laboratory and small-scale human studies to enhance remineralization of tooth enamel and to prevent early stage tooth decay. Enamelon(R) anticavity fluoride toothpaste contains the active ingredient sodium fluoride in a formulation with calcium and phosphate ions, to enhance the remineralization of tooth enamel. The Company launched its initial product, Enamelon(R) all-family toothpaste, in test markets in March 1997 and began the product's national introduction in the first quarter of 1998.

  The Company holds licenses from the American Dental Association Health Foundation (the "ADAHF") to use patented technology relating to a method for oral use of various amorphous calcium phosphate compounds that enhance the natural activity of fluoride to prevent tooth decay (the "ADAHF Patented Technology"). The ADAHF has granted the Company (i) exclusive United States and foreign licenses to develop, manufacture and market toothpaste and chewing gum and other food and confectionery products using the ADAHF Patented Technology and (ii) a non-exclusive international license covering products not covered by the Company's exclusive licenses (including oral spray, mouth rinse and professional gel products) using the ADAHF Patented Technology. The Company's international license is co-extensive with a non-exclusive international license granted to SmithKline Beecham Corp. ("SmithKline"), which also obtained from the ADAHF an exclusive United States license covering products not covered by the Company's exclusive licenses. The Company is required to pay the ADAHF royalties under these license agreements.

  The Company itself has also developed both patented and proprietary technologies relating to the prevention of tooth decay before it begins (the "Enamelon(R) Proprietary Technology"). It has been granted five United States patents for methods and materials that supply soluble calcium and phosphate salts to teeth to enhance remineralization, and one patent for its split-tube system, which is used to dispense Enamelon(R) toothpaste. In addition, the Company has 13 patent applications with respect to certain Enamelon(R) Proprietary Technology pending in the United States and 40 patent applications pending in foreign jurisdictions.

  The Company's objective is to become a leading marketer of a variety of oral care and chewing gum and other food and confectionery products based on the ADAHF Patented Technology and the Enamelon(R) Proprietary Technology (together, the "Enamelon(R) Technologies").

                                  RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk and immediate and substantial dilution and should only be made by persons who can afford a loss of their entire investment. In evaluating an investment in the Common Stock being offered hereby, investors should consider carefully, among other matters, the following risk factors, as well as the other information contained in this Prospectus.



HISTORY OF OPERATING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

  The Company has a limited history of operations and has accumulated net losses from inception in June 1992 through December 31, 1997, of $15,462,685. Losses have resulted principally from research and development costs, costs of manufacturing and test marketing Enamelon(TM) toothpaste and general and administrative costs. Although the Company commenced test marketing of Enamelon(TM) toothpaste in March 1997, costs of production and marketing presently exceed revenues. The Company expects to continue to incur additional operating losses at least through 1999, principally as a result of expenses of ongoing clinical testing and anticipated marketing and manufacturing expenses associated with the national introduction of Enamelon(TM) toothpaste. There can be no assurance that the Company will ever generate an operating profit or achieve profitability.

DEPENDENCE ON SUCCESS OF INITIAL PRODUCT

  The Company is dependent to a large extent on the success of Enamelon(TM) toothpaste. The Company began the national introduction of Enamelon(TM) toothpaste in the first-quarter of 1998. There can be no assurance that Enamelon(TM) toothpaste will become a commercially viable product, or that if it does become commercially viable, it can be produced in a timely manner, can be manufactured economically on a large scale, can be free from governmental and competitive challenges, or can achieve and sustain market acceptance.

UNCERTAINTY OF RESULTS OF HUMAN CLINICAL STUDIES

  Based upon laboratory studies by the Company and others, the Company believes that the current formulation of Enamelon(TM) toothpaste will achieve expected results in humans. Nevertheless, results of laboratory studies are not necessarily indicative of results that will be obtained in human clinical trials, which the Company has commenced. The Company intends to continue to conduct human clinical studies of Enamelon(TM) toothpaste in order to begin to establish additional advertising claims concerning efficacy in humans. The Company believes that these advertising claims will distinguish Enamelon(TM) toothpaste from competitors' products and give the Company a competitive advantage. However, there can be no assurance that the results of the human clinical studies will substantiate the anticipated advertising claims. Adverse or inconclusive human clinical trial results concerning any of the Company's toothpaste product formulations could limit the product claims the Company can make for Enamelon(TM) toothpaste. In such event, the Company may have to conduct further studies, which would delay its ability to make expected advertising claims regarding the effectiveness of Enamelon(TM) toothpaste in humans.

UNCERTAINTY OF CONSUMER ACCEPTANCE OF ENAMELON TOOTHPASTE

  The Company will be dependent upon consumer acceptance of Enamelon(TM) toothpaste as an alternative to current well-known brand name toothpastes. Market acceptance will depend on many factors, including (i) the Company's ability to demonstrate to consumers the effectiveness of Enamelon(TM) toothpaste, (ii) whether the Company's marketing strategy will achieve desired results, (iii) the extent to which consumers are willing to pay a premium for Enamelon(TM) toothpaste and (iv) the response of the Company's competitors to the national introduction of Enamelon(TM) toothpaste. There can be no assurance that the Company will be able to market its toothpaste or other products successfully or that any of its products will be accepted in the marketplace.

LIMITED MARKETING CAPABILITY

  The Company has limited marketing capabilities and resources. Achieving market penetration will require significant efforts by the Company to create awareness of, and demand for, its toothpaste and other proposed products. Accordingly, the Company's ability to build its customer base will be dependent on its marketing efforts, including its ability to establish an effective sales organization or establish strategic marketing arrangements with other companies. The Company's failure to successfully develop its marketing capabilities, both internally and through brokers, would have a material adverse effect on the Company's business. Further, there can be no assurance that the development of such marketing capabilities will lead to sales of the Company's toothpaste and other proposed products.

UNCERTAINTIES RELATED TO DEVELOPMENT OF ADDITIONAL PRODUCTS

  The Company has focused its product development efforts to date on Enamelon(TM) toothpaste. Accordingly, the Company will require significant additional efforts to develop other products using the Enamelon Technologies. All such future product development efforts are subject to certain risks and may not succeed. These risks include, but are not limited to, the possibility that
(i) new products will be found ineffective or unsafe, (ii) even if safe and effective, they will be difficult to develop into commercially viable products or to manufacture economically on a large scale, free of governmental or competitive challenges and (iii) any such products will fail to achieve and sustain market acceptance.

COMPETITION

  Competition in toothpaste products and other oral care products, as well as in chewing gum and other food and confectionery products, is intense. The Company's primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than those of the Company. There can be no assurance that the Company will be able to compete successfully in these markets. The Company's toothpaste products will compete with other brand name toothpastes, including Crest, Colgate, Aquafresh, Mentadent, Arm & Hammer Dental Care and Sensodyne. Further, new products or future developments by others may provide therapeutic or cost advantages over the Company's toothpaste and other proposed products. There can be no assurance that developments by others of similar or more effective products will not render the Company's products or technologies noncompetitive or obsolete or that competitors will not challenge the validity of the Company's patent rights. Since the Company's products and proposed products will be new to the market and sold in competition with the products of companies with greater financial and other resources, there can be no assurance that a market for the Company's products and proposed products will develop.

  The Company's non-exclusive license to market products not covered by its exclusive licenses (including oral sprays, mouth rinses, and professional gels) outside of the United States is co-extensive with a license granted to SmithKline, which has financial and other resources that are substantially greater than those of the Company. Therefore, it is likely that the Company will not be able to compete with SmithKline for the sale of those products outside of the United States unless the Company enters into strategic alliances with other companies having financial and other resources comparable to those of SmithKline. However, there can be no assurance that the Company will be able to successfully market products covered by its non-exclusive license, even if it is able to form such alliances.

COMPLIANCE WITH THE FDA MONOGRAPH

  The Company's toothpaste products are subject to regulation by the Food and Drug Administration (the "FDA"). The FDA has published a final monograph, Anticaries Drug Products for Over-the-Counter Human Use (the "Monograph"), for
over-the-counter ("OTC") anticaries drug products.   The Monograph establishes
conditions under which OTC drug products that aid in the prevention of tooth decay are generally recognized as being safe and effective and not misbranded. The Company's products may be lawfully marketed without being required to file a New Drug Application (an "NDA") with the FDA, if they use as their sole active ingredient one of the active ingredients permitted in the Monograph and only make labeling claims permitted by the Monograph. The Company's toothpaste and other proposed OTC drug products have been and are being developed with the sole active ingredient being sodium fluoride, an active ingredient permitted under the Monograph, and the Company intends to comply with the Monograph in all other respects. However, there can be no assurance that the FDA will determine that the Company's toothpaste and other proposed OTC drug products meet all of the conditions of the Monograph. The Company will be limited in the claims it can make with respect to its products in order to remain in compliance with the Monograph. The Company's inability to market its toothpaste and other OTC drug products under and in compliance with the Monograph would have a material adverse effect on the Company.

  In order to market its products other than in compliance with the Monograph, the Company would be required to file an NDA. An NDA would require substantial testing procedures, which are costly and time consuming. Accordingly, if the Company were required to file an NDA with respect to any of its products, the Company's ability to sell such products in the United States could be delayed indefinitely. Further, the Company may not have sufficient financial or other resources available to complete the NDA process and assuming such financial and other resources are available, there is no assurance that the FDA would approve the Company's NDA, if one were necessary.

COMPLIANCE WITH OTHER GOVERNMENT REGULATION

  In addition to regulation by the FDA under the Monograph, the Company is subject to additional FDA regulation as well as regulation under various other federal and state laws and government agencies. Each domestic drug product manufacturing facility must be registered with the FDA, and each manufacturer must inform the FDA of every drug product it has in commercial distribution and keep such list updated. Domestic manufacturing facilities are also subject to at least biennial inspection by the FDA for compliance with Good Manufacturing Practices ("GMP's") regulations promulgated by the FDA. Compliance with GMP's is required at all times during the manufacture and processing of drug products. Accordingly, to the extent that the Company uses contract manufacturers, such manufacturers must be in compliance with FDA requirements. To date, the Company has used, and plans to continue to use, contract manufacturers to manufacture its Enamelon(TM) toothpaste. If any such manufacturer is not in compliance with GMP's, the FDA could bring an action to enforce its regulations, which could lead to closing such manufacturing facility. In that instance, the Company would be required to contract with another manufacturer, any such contract could possibly be on terms less favorable to the Company than its former agreement, and the sales and marketing of the Company's products could be disrupted.

  Both the Company's products and its product claims may be challenged by the Company's competitors or by the Federal Trade Commission (the "FTC") or other governmental or private agencies. Such challenges may include an assertion that the data obtained by the Company to substantiate the Company's advertising claims may be inadequate or that such claims are inaccurate. There can be no assurance that the Company will successfully defend any challenge in this area or be able to modify its products or the claims with respect thereto to such an extent that the products remain commercially viable. If the Company is unable to defend such claims, it may become subject to an FTC cease and desist order, which would impair its ability to market its products.

  The laws and regulations administered by governmental agencies are subject to change and varying interpretations. While the Company uses and intends to continue to use its best efforts to comply with relevant laws and regulations, no assurance can be given that an agency might not assert a claim of noncompliance against the Company in the future. Unanticipated changes in laws or adverse interpretations of regulations could materially jeopardize the Company's ability to distribute its products or engage in its contemplated business activities.

  The marketing of the Company's proposed products abroad will be subject to significant regulation by foreign cosmetic and/or drug regulatory agencies. No assurance can be given that the Company will be granted approval to market its proposed products in foreign countries, and the failure to obtain such required approvals would have an adverse effect on the Company's ability to market its products internationally.

DEPENDENCE ON LICENSING AGREEMENTS

  Since the Company believes that the ADAHF Patented Technology is a key element in its product development, the Company considers its license agreements with the ADAHF to be material to the Company's business. If the Company fails to pay the royalties required under the license agreements or otherwise breaches such agreements, then the ADAHF will be entitled to terminate the agreements if such breaches remain uncured. In that event, the Company would be unable to use the ADAHF Patented Technology, which could have a material adverse effect on the ability of the Company to develop, manufacture and sell its products, or even to continue in business.

UNCERTAIN ABILITY TO PROTECT PATENTS

  The Company's ability to compete effectively depends on its success in protecting the Enamelon Technologies, both in the United States and abroad. No assurance can be given that the Company's protection of patents or other proprietary technology within and/or outside of the United States is sufficient to deter others, legally or otherwise, from developing or marketing competitive products using the Enamelon Technologies.

  The patents and pending patent applications constituting the ADAHF Patented Technology (the "ADAHF Patent Rights") and certain of the Enamelon Proprietary Technology (the "Enamelon Patent Rights" and collectively with the ADAHF Patent Rights, the "Patent Rights") are material to the Company's business. No assurance can be given that any further patents will be issued from the United States or foreign patent offices for the Patent Rights or that the Company will receive any patents in the future based on its continued development efforts. The Company believes that the protection afforded by the Patent Rights is material to its future revenues and earnings. There can be no assurance that any of the Patent Rights will be found to be valid or that any of the Patent Rights will be enforceable or prevent others from developing and marketing competitive products or methods. A successful challenge to the validity of the Patent Rights could have a material adverse effect on the Company and could jeopardize its ability to engage in its contemplated business. An infringement action on behalf of the Company to enforce any of the Patent Rights may require the diversion of substantial funds from the Company's operations and may require management to expend efforts that might otherwise be devoted to the Company's operations. Furthermore, there can be no assurance that the Company will be successful in enforcing the Patent Rights.

  There can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against the Company by a competitor or others, and if asserted, that the Company will be successful in defending against such claims. If any of the Company's products is determined to infringe a patent of others, the Company or its sublicensees may be required to pay substantial damages, may be enjoined from using and selling such product, or may be required to obtain a royalty-bearing license. If such a license is not available, the Company would be required either to redesign those aspects of the product held to infringe so as to avoid future infringement or to stop selling the product. In such case, any redesign efforts undertaken by the Company could require significant expense, be inadequate to avoid infringement, necessitate an FDA review, delay the introduction or the re-introduction of the product into certain markets, or be so significant as to be impractical.

PROTECTION OF PROPRIETARY TECHNOLOGY AND INFORMATION

  The Company also intends to rely on trade secrets, know-how and continuing technological advancement to establish and maintain a competitive position in the market for its products. Although the Company has entered into confidentiality and invention agreements with its employees and consultants, no assurance can be given that such agreements will be honored or that the Company will be able to effectively protect its rights to its unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets and know-how.

EVOLVING PRODUCT FORMULATIONS

  The Company expects that the formulation of its toothpaste and other products will be modified from time to time as a result of the Company's ongoing research and product testing programs. As a result of such modifications, products that the Company produces in the future may differ from those that were the subject of earlier research and testing. Therefore, the research studies conducted to date and relied upon by the Company for efficacy and claims substantiation, as well as the Patent Rights obtained at this time, might not necessarily be applicable to the Company's future product formulations. In that event, the Company may be required to make significant additional expenditures on development and testing of these new formulations and in securing relevant patent rights. Furthermore, there can be no assurance that future product formulations will comply with the Monograph, that the Company will not be required to file an NDA in connection with new product formulations, or that any products using such formulations will be commercially viable.

DEPENDENCE ON OTHERS TO MANUFACTURE

  The Company is using a contract manufacturer to manufacture its toothpaste products for the United States market. There can be no assurance that if the Company's present contract manufacturer becomes unavailable, the Company will be able to retain another qualified manufacturer on terms favorable to the Company. The Company may seek to sublicense or enter into joint ventures or strategic partnerships with major consumer product companies or other entities on either an exclusive or non-exclusive basis, for manufacturing its products in foreign markets as well as for manufacturing its other proposed products. Manufacturing arrangements in these markets are likely to be encompassed in any agreements establishing such relationships and may place primary manufacturing responsibility on others. The Company has no plan, agreement, understanding or arrangement with respect to such relationships, and no assurance can be given that the Company will enter into any such arrangements.

  The Company's dependence upon others to manufacture its products may adversely affect its future profit margins, if any, and may affect the Company's ability to sell toothpaste and other proposed products on a timely and competitive basis.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

  The Company's cash requirements may vary materially from those now planned depending on numerous factors, including the status of the Company's marketing efforts, the Company's business development activities, the results of human clinical trials, the regulatory process and competition. Although the Company currently estimates that its cash and cash equivalents on hand will be sufficient to finance its working capital and other requirements for a period of approximately two years, there can be no assurance that the Company's financial resources will not be exhausted sooner. Thereafter, if the Company is not profitable, it will need to raise additional funds through public or private financings, including equity financings, which may be dilutive to stockholders. There can be no assurance that the Company will be able to raise additional funds if its capital resources are exhausted, or that funds will be available on terms attractive to the Company or at all. If adequate funds are not available, the Company may be required to reduce materially its proposed operations.

PRODUCT LIABILITY

  The sale of any over-the-counter consumer product may result in claims of adverse reactions by users. Although the Company has no intention of marketing any product without reasonable belief in its safety and efficacy when used in accordance with its instructions, misuse of the Company's products may result in consumer injury. In addition, future developments, including possible adverse medical studies and associated negative publicity, could have a material adverse impact on the market for the Company's products and on its results of operations. Further, the Company may be subject to certain consumer claims and informal complaints relating to its products that are incidental and routine to its business and for which the Company intends to maintain insurance coverage.

  The Company currently has product liability insurance with an aggregate limit of $1,000,000. In addition, the Company has an umbrella policy of $10,000,000 in excess of the product liability insurance. Product liability insurance coverage is expensive and subject to many exclusions, and there can be no assurance that the Company will be able to maintain its current insurance coverage or to obtain additional insurance coverage in sufficient amounts or on favorable terms. Exclusions or damage limitations may render any insurance coverage obtained insufficient to protect the Company adequately from the successful assertion of a product liability claim. There can be no assurance that the Company's present or future insurance coverage will be sufficient to satisfy product liability claims, if any, made against the Company with respect to injuries arising from the use of such products. In the event of a successful product liability claim against the Company, the insufficiency of insurance coverage and the negative publicity from such a suit could have a material adverse effect on the Company and jeopardize its ability to engage in its contemplated business activities. There also can be no assurance that the Company will be able to increase such insurance coverage or to maintain such coverage on acceptable terms. If the Company's insurance coverage were to lapse or be terminated, then the Company would have no insurance coverage for claims arising subsequent to the lapse or termination of the policy. Product liability claims successfully asserted after the lapse or termination of the policy could have a materially adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company will be largely dependent upon the personal efforts of Dr. Steven R. Fox, D. Brooks Cole, Norman Usen and Anthony E. Winston. The loss of the services of any of such persons could have a material adverse effect on the Company's business and prospects. The Company has entered into an employment agreement with Dr. Fox as Chairman of the Board and Chief Executive Officer, which expires in 1999. The Company has also entered into an employment agreement with Mr. Cole as President and Chief Operating Officer pursuant to which Mr. Cole serves at the pleasure of the Board of Directors. Although the Company has entered into employment agreements with each of the aforementioned individuals, there can be no assurance that the Company will be able to retain their services. The success of the Company will also be dependent upon its ability to hire and retain additional qualified management, marketing and financial personnel. The Company will compete with other companies with greater financial and other resources for such personnel.

CONTROL BY PRINCIPAL STOCKHOLDERS

  The Company's directors, executive officers and principal stockholders beneficially own approximately 33.3% of the Common Stock. Consequently, they have the ability to significantly influence the election of the Company's directors and the outcome of all other issues submitted to the Company's stockholders.

NO ASSURANCE OF ACTIVE OR CONTINUED PUBLIC MARKET; VOLATILITY OF STOCK PRICE

  Although a public trading market for the Common Stock currently exists, there can be no assurance that such trading market will provide significant liquidity with regard to the Common Stock or that such market will be sustained.

  Trading volume and prices for the Common Stock have been and could continue to be subject to wide fluctuations in response to quarterly variations in operations, financial results, announcements with respect to sales and earnings, technological innovations, new product developments, the sale or attempted sale of a large amount of securities in the public market, and other events or factors that cannot be foreseen or predicted by the Company. In addition, various factors affecting consumer products companies, as well as price and volume volatility affecting small and emerging growth companies generally, but not necessarily related to their particular operating performance, may have a significant impact on the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

  Future sales of Common Stock by existing stockholders pursuant to Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration rights granted to certain holders of warrants to purchase the Common Stock, or pursuant to other registrations or exemptions from registration under the Securities Act, could have an adverse effect on the price of the shares of Common Stock. As of April 7, 1998, the Company had approximately 10,137,393 shares of Common Stock outstanding. In addition, the Company has reserved for issuance (i) 1,255,989 shares of Common Stock upon exercise of options granted under the Company's 1993 Stock Option Plan (the "1993 Plan"), (ii) 140,071 shares upon exercise of options granted under the Company's 1997 Stock Option Plan (the "1997 Plan"), (iii) 609,929 shares upon the exercise of options available for grant under the 1997 Plan, and (iv) 746,250 shares upon exercise of outstanding warrants (the "Warrants").

  Of the 10,137,393 shares of Common Stock issued and outstanding, 1,700,000 were sold publicly in the Company's October, 1996 initial public offering, 2,300,000 shares were sold publicly in the Company's October, 1997 second public offering, approximately 534,047 shares have been sold publicly pursuant to Rule 144, and 635,400 shares may be sold publicly pursuant to the Registration Statement of which this Prospectus is a part. The remaining 4,952,194 outstanding shares of Common Stock are "restricted securities," as that term is defined in Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder, including exemptions provided by Rule 144. All of such shares are presently eligible for resale under Rule 144. In addition, holders of 558,399 shares of common stock and warrants to purchase 631,250 shares of common stock at prices ranging from $3.60 to $5.75 per share have three demand registration rights exercisable until October 24, 2001, and unlimited piggyback registration rights exercisable until January 23, 2003 (subject to certain limitations), and holders of warrants to purchase 140,000 shares of common stock at $8.40 per share have one demand registration right and unlimited piggyback registration rights exercisable until October 29, 2001. Employees, consultants, and other eligible holders of options to purchase approximately 1,107,722 shares of Common Stock granted under the 1993 Plan and the 1997 Plan also have the right to exercise their options and immediately sell the shares of Common Stock received pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 13, 1998. No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market prices for the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities.

ISSUANCE OF PREFERRED STOCK; ANTITAKEOVER PROVISIONS OF DELAWARE LAW

  The Company's Amended Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of the Company.
The Board of Directors has also approved an amendment to the Company's Amended Certificate of Incorporation to authorize the classification of the Board of Directors into two classes as nearly equal in size as possible, each class being elected for staggered two-year terms, and an amendment to the Company's Amended and Restated By-Laws (the 'By-Laws") to establish procedures with respect to the nomination of persons for election as Directors, including a notification requirement. Both the amendment to the Amended Certificate of Incorporation and the amendment to the By-Laws, if approved by the vote required under Delaware law at the Company's Annual Meeting of Stockholders to be held on May 19, 1998, may have the effect of discouraging third party attempts to acquire control of the Company. Certain provisions of Delaware law may also discourage third party attempts to acquire control of the Company.


                                USE OF PROCEEDS

  The Shares are being offered for sale solely by the Selling Stockholders pursuant to certain registration rights granted to them by the Company in the Private Offering. Accordingly, the Company will not receive any proceeds from the sale of the Shares.

                            SELLING STOCKHOLDERS

  The table below sets forth, with respect to each Selling Stockholder, based upon information available to the Company as of the date hereof, the number of shares of Common Stock beneficially owned or underlying other securities beneficially owned, the number of shares to be sold; and the number and percentage of outstanding Common Shares beneficially owned before and after the sale of the Shares offered hereby. An aggregate 628,400 Shares are being offered for the accounts of the Selling Stockholders. Although there can be no assurance that the Selling Stockholders will sell any or all of the Shares, the following table assumes that each of the Selling Stockholders will sell all Shares offered by this Prospectus.


                                  Amount and                    Shares       Percent of Class(2)
                              Nature Beneficial      Shares   Beneficially   -------------------
                                  Ownership          to Be    Owned After     Before       After
Name                                (1)               Sold      Offering     Offering    Offering
----                                ---               ----    ------------   --------    --------
Allen & Company                   154,288(3)         28,000        126,288        1.5%        1.2%
   Incorporated

Gamma North Peel                   56,250(4)         25,000         31,250      *               *
   Laboratory Limited

Arthur B. Modell                   42,628(5)         10,000         32,628      *               *

Ambit & Co.                        50,000(6)         50,000              0      *               0

SBSF Biotechnology                 66,000(6)         66,000              0      *               0
     Fund, L.P.

Ranger Investments, L.P.           23,000(6)         23,000              0      *               0

Zweig-DiMenna Special              15,900(6)         15,900              0      *               0
    Opportunities, L.P.

Zweig-DiMenna                      61,800(6)         61,800              0      *               0
    International Ltd.

Barbara Fromm                       1,000(6)          1,000              0      *               0

Fromm Revocable Trust              30,000(6)         30,000              0      *               0

Larry Flinn                        38,400(6)         38,400              0      *               0

John W. Gildea                      5,000(6)          5,000              0      *               0

Goldman Grandchildren               3,000(6)          3,000              0      *               0
 Irrevocable Trust

Hare & Co.                        200,000(6)        200,000              0        2.0%          0

Haussmann Holdings N.V.            13,900(6)         13,900              0      *               0

Maurice D. Kent                     5,500(6)          5,500              0      *               0

Lawrence J. Kent                    5,500(6)          5,500              0      *               0

                                  Amount and                    Shares       Percent of Class(2)
                              Nature Beneficial      Shares   Beneficially   -------------------
                                  Ownership          to Be    Owned After     Before       After
Name                                (1)               Sold      Offering     Offering    Offering
----                                ---               ----    ------------   --------    --------
 Friends Fromm Institute          10,000(6)          10,000              0      *               0
    for Life Long Learning

SBSF Biotechnology                 9,000(6)           9,000              0      *               0
    Partners, L.P.

Weyerhauser Company                7,400(6)           7,400              0      *               0
  Master Retirement  Trust

Vange, LP                         20,000(6)          20,000              0      *               0

_________________________

* Represents less than 1%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Based on 10,121,641 shares of Common Stock issued and outstanding as of April 1, 1998.

(3) Includes 28,000 shares issued in the June 1997 Offering, and 13,788 shares of Common Stock and 112,500 Warrants issued in connection with a private placement in January 1996.

(4) Includes 25,000 shares issued in the June 1997 Offering and 31,250 shares issued in connection with a private placement in October 1995.

(5) Includes 10,000 shares issued in the June 1997 Offering and 32,628 shares issued in connection with a private placement in June 1993.

(6)  Represents shares acquired in the June 1997 Offering.

                              PLAN OF DISTRIBUTION

  The Selling Stockholders are offering the Shares for their own account and not for the account of the Company. The Shares may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchasers of the Shares. Sales of the Shares may be made in one or more transactions on the NASDAQ National Market or in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price. The sale of the Shares is subject to the Prospectus delivery and other requirements of the Securities Act.

  Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

  To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus.


                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

  Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158 is acting as counsel to the Company and has passed upon the legality of the shares of Common Stock offered hereby.

                                    EXPERTS

  The financial statements of the Company at December 31, 1997 and for each of the two years in the period ended December 31, 1997 incorporated herein by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 have been included in reliance upon the report of BDO Seidman LLP, independent certified pubic accountants, given upon the authority of said firm as experts in accounting and auditing.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

  SBK Investment Partners, a partnership consisting of members of Snow Becker Krauss P.C., counsel to the Company, owns 96,600 shares of Common Stock and holds an option to purchase 32,628 shares of Common Stock.

================================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. SUBJECT TO ANY DUTIES AND OBLIGATIONS UNDER APPLICABLE SECURITIES LAWS TO UPDATE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN, NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              __________________

                               TABLE OF CONTENTS

                                         PAGE
                                         ----

Available Information...................   2
Information Incorporated by Reference...   2
Business Summary........................   3
Risk Factors............................   3
Use of Proceeds.........................  10
Selling Stockholders....................  11
Plan of Distribution....................  12
Commission Position on Indemnification
   for Securities Act Liabilities.......  13
Experts.................................  13
Interests of Named Experts and Counsel..  13



================================================================================



                                 ENAMELON, INC.



                                 628,400 SHARES

                                  COMMON STOCK



                           --------------------------

                                   PROSPECTUS
                          ---------------------------



                                APRIL    , 1998

                                ================



================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereunder.

     All of the amounts shown are estimates (except for the SEC filing fee).

   SEC filing fee..............................................  $0
   Transfer agent's fee........................................  $0
   Printing and engraving expenses.............................  $ 5,000.00
   Legal fees and expenses.....................................  $15,000.00
   Blue sky filing fees and expenses (including counsel fees)..  $0
   Accounting fees and expenses................................  $ 5,000.00
   Miscellaneous expenses......................................  $ 2,000.00

             Total.............................................  $27,000.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

          The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 16.  EXHIBITS.

          The following Exhibits are filed herewith and made a part hereof.

   3.1      Certificate of Incorporation of the Registrant, as amended (1)
   3.2      Amended and Restated By-Laws of the Registrant (1)
   4.1      Specimen Copy of Stock Certificate for shares of Common Stock (1)
   5.1      Opinion of Snow Becker Krauss P.C. (3)
   10.1 Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 12, 1995. (1)
   10.2 Restated Patent License Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 24, 1995 (1)
   10.3 Amendment to Restated Patent License Agreement dated as of January 1, 1998, between the Registrant and the American Dental Association Health Foundation (5)
   10.4 Restated Foreign Patent License Agreement by and between the Registrant and the American Dental Health Foundation dated as of November 18, 1992. (1)

     10.5 Foreign License Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 14, 1995.(1)
     10.6 Amendment to Restated Foreign Patent License Agreement dated as of January 1, 1998, between the Registrant and the American Dental Association Health Foundation.(5)
     10.7   The Registrant's 1997 Incentive Stock Option Plan (3)
     10.8   The Registrant's 1993 Stock Option Plan.(1)
     10.9   The Registrant's Incentive Compensation Plan.(1)
     10.10 Employment Agreement between the Registrant and Dr. Steven R. Fox, as amended as of June 15, 1996.(1)
     10.11  Amended and Restated Employment Agreement between the Registrant and
            D. Brooks Cole dated as of June 1, 1995.(1)
     10.12 Employment Agreement between the Registrant and Norman Usen and Nu-Products dated as of May 1, 1995.(1)
     10.13 Amended and Restated Employment Agreement between the Registrant and Anthony E. Winston dated as of January 17, 1997.(1)
     10.14 Employment Agreement between the Registrant and Edwin Diaz dated as of July 29, 1996.(1)
     10.15 Amendment, dated January 1, 1997, to Employment Compensation Agreement between the Registrant and D. Brooks Cole (1)
     10.16 Amendment, dated January 16, 1997, to Employment Agreement between the Registrant and Anthony Winston (2)
     10.17 Amendment, dated July 1, 1997, to Employment Agreement between the Registrant and Norman Usen (4)
     10.18  Lease Agreement with Elaine Fox dated December 19, 1995.(1)
     10.19 Lease Agreement with Unum Life Insurance Company of America dated December 27, 1993.(1)
     10.20 Lease Agreement with East Brunswick Woods Associates, L.P. dated November 1995.(1)
     23.1   The Consent of Snow Becker Krauss P.C. is included in Exhibit 5.1
     23.2   Consent of BDO Seidman, LLP
     24.1 The Power of Attorney is included on the Signature Page of this Registration Statement
__________________________

     (1) Incorporated by reference to the Company's Form S-1 Registration Statement effective October 24, 1996.
     (2) Incorporated by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1996.
     (3) Incorporated herein by reference from Exhibits to Registrant's Registration Statement on Form S-1 (File No. 333-31163), declared effective on August 11, 1997.
     (4) Incorporated herein by reference from Exhibits to Registratnt's Registration Statement on Form S-1 (File No. 333-35187), declared effective on October 16, 1997.
     (5) Incorporated herein by reference from Exhibits to Registrant's Current Report on Form 8-K dated as of April 6, 1998.

ITEM 17.  UNDERTAKINGS.

     The Company hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution

     (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on the 14th day of April 1998.

                                     ENAMELON, INC.

                                     By:  /s/ Dr. Steven R. Fox
                                          -----------------------------
                                          (Dr.  Steven R. Fox, Chairman of the
                                          Board of Directors and Chief Executive
                                          Officer)



                               POWER OF ATTORNEY


     Each of the undersigned hereby authorizes Dr. Steven R. Fox as his Attorney-in-fact to execute in the name of each such person and to file such Amendments (including Post-Effective Amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as Attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all Amendments, Exhibits, Supplements and Post-effective Amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:


                                   SIGNATURE


/s/ Dr. Steven R. Fox       Chairman of the Board of Directors and         April 14, 1998
--------------------------  Chief Executive Officer (Principal Executive
Dr.  Steven R. Fox          Officer)

 *                          Treasurer, Vice President - Finance and        April 14, 1998
--------------------------  Chief Financial Officer (Principal Financial
Edwin Diaz                  Officer)

 *                          Director                                       April 14, 1998
--------------------------
Dr. Bert D. Gaster

 *                          Director                                       April 14, 1998
--------------------------
Richard A. Gotterer

 *                          Director                                       April 14, 1998
--------------------------
Eric D. Horodas

 *                          Director                                       April 14, 1998
--------------------------
Dr. S.N. Bhaskar

 * By /s/ Dr. Steven R. Fox
      --------------------------------
      Dr. Steven R. Fox, Attorney-in-
      Fact for each of the above named
      persons

                               INDEX TO EXHIBITS

                       SEQUENTIALLY NUMBERED DESCRIPTION

EXHIBIT                                                                     PAGE

     3.1   Certificate of Incorporation of the Registrant, as amended (1)
     3.2   Amended and Restated By-Laws of the Registrant (1)
     4.1   Specimen Copy of Stock Certificate for shares of Common Stock (1)
     5.1   Opinion of Snow Becker Krauss P.C.(3)
     10.1 Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 12, 1995. (1)
     10.2 Restated Patent License Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 24, 1995 (1)
     10.3 Amendment to Restated Patent License Agreement dated as of January 1, 1998, between the Registrant and the American Dental Association Health Foundation (5).
     10.4 Restated Foreign Patent License Agreement by and between the Registrant and the American Dental Health Foundation dated as of November 18, 1992. (1)
     10.5 Foreign License Amendment Agreement by and between the Registrant and the American Dental Association Health Foundation dated as of June 14, 1995.(1)
     10.6 Amendment to Restated Foreign Patent License Agreement dated as of January 1, 1998, between the Registrant and the American Dental Association Health Foundation. (5)
     10.7  The Registrant's 1997 Incentive Stock Option Plan (3)
     10.8  The Registrant's 1993 Stock Option Plan.(1)
     10.9  The Registrant's Incentive Compensation Plan.(1)
     10.10 Employment Agreement between the Registrant and Dr. Steven R. Fox, as amended as of June 15, 1996.(1)
     10.11 Amended and Restated Employment Agreement between the Registrant and
           D. Brooks Cole dated as of June 1, 1995.(1)
     10.12 Employment Agreement between the Registrant and Norman Usen and Nu-Products dated as of May 1, 1995.(1)
     10.13 Amended and Restated Employment Agreement between the Registrant and Anthony E. Winston dated as of January 17, 1997.(1)
     10.14 Employment Agreement between the Registrant and Edwin Diaz dated as of July 29, 1996.(1)
     10.15 Amendment, dated January 1, 1997, to Employment Compensation Agreement between the Registrant and D. Brooks Cole (1)
     10.16 Amendment, dated January 16, 1997, to Employment Agreement between the Registrant and Anthony Winston (2)
     10.17 Amendment, dated July 1, 1997, to Employment Agreement between the Registrant and Norman Usen (4)
     10.18 Lease Agreement with Elaine Fox dated December 19, 1995.(1)
     10.19 Lease Agreement with Unum Life Insurance Company of America dated December 27, 1993.(1)
     10.20 Lease Agreement with East Brunswick Woods Associates, L.P. dated November 1995.(1)
     23.1  The Consent of Snow Becker Krauss P.C. is included in Exhibit 5.1
     23.2  Consent of BDO Seidman, LLP
     24.1 The Power of Attorney is included on the Signature Page of this Registration Statement
__________________________

     (1) Incorporated by reference to the Company's Form S-1 Registration Statement effective October 24, 1996.
     (2) Incorporated by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1996.
     (3) Incorporated herein by reference from Exhibits to Registrant's Registration Statement on Form S-1 (File No. 333-31163), declared effective on August 11, 1997.
     (4) Incorporated herein by reference from Exhibits to Registratnt's Registration Statement on Form S-1 (File No. 333-35187), declared effective on October 16, 1997.
     (5) Incorporated herein by reference from Exhibits to Registrant's Current Report on Form 8-K dated as of April 6, 1998.